NOTICE OF ELECTION TO PARTICIPATE
                            IN SILICON GAMING, INC.'S
                                OFFER TO EXCHANGE

            ONE UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE
           WARRANT TO PURCHASE 3.59662 SHARES OF COMMON STOCK FOR EACH
                        OUTSTANDING SHARE OF COMMON STOCK

             PURSUANT TO THE OFFERING CIRCULAR DATED APRIL 17, 2000

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON MAY 19, 2000.

                  The Exchange Agent For The Exchange Offer Is:
                          EQUISERVE TRUST COMPANY, N.A.

-----------------------------------------------------------------------------------------------------------------
                                                BOX A
                                    DESCRIPTION OF CERTIFICATE(S)
-----------------------------------------------------------------------------------------------------------------
                                                                                                    Number of
                                                               Certificate           Number       Participating
Name(s) and Address(es) of Registered Holder(s)                 Number(s)          of Shares         Shares*
-----------------------------------------------             -----------------------------------------------------
                                                            -----------------------------------------------------

                                                            -----------------------------------------------------

                                                            -----------------------------------------------------

                                                            -----------------------------------------------------

                                                            -----------------------------------------------------

                                                            -----------------------------------------------------
   (Attach additional schedule if necessary)                Total No. of Shares
-----------------------------------------------------------------------------------------------------------------
                                                                                               *See Instruction 5

      Election Notices should be delivered by registered or certified mail, by hand or by overnight delivery to:


       BY MAIL                           BY HAND                    BY OVERNIGHT CARRIER
       -------                           -------                    --------------------
      EquiServe         Securities Transfer & Reporting Services         EquiServe
  Corporate Actions                   C/O EquiServe                Attn: Corporate Actions
     PO Box 8029              100 William Street, Galleria            150 Royall Street
Boston, MA 02266-8029              New York, NY 10038                 Canton, MA 02021

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS ELECTION NOTICE CAREFULLY BEFORE YOU COMPLETE THIS ELECTION NOTICE.

     YOU DO NOT NEED TO DELIVER YOUR COMMON STOCK CERTIFICATES IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER, YOU NEED ONLY DELIVER THIS ELECTION NOTICE. THE COMPANY WILL DELIVER EXCHANGE WARRANTS TO HOLDERS WHO ELECT TO PARTICIPATE IN THE EXCHANGE OFFER.

--------------------------------------------------------------------------------
Questions  and  requests  for  assistance  or  for           GEORGESON
additional  copies  of the  Offering  Circular  or          SHAREHOLDER
Election   Notice   should  be   directed  to  our       COMMUNICATIONS INC.
information agent at:                               17 State Street - 10th Floor
                                                      New York, New York 10004
                                                      Toll-Free (800) 223-2064
--------------------------------------------------------------------------------

     The undersigned acknowledges that he or she has received the Offering Circular, dated April 17, 2000 (the "OFFERING CIRCULAR"), of Silicon Gaming, Inc., a California corporation (the "COMPANY"), and this Notice of Election to Participate and the instructions hereto (the "NOTICE OF ELECTION"), which together constitute the Company's offer (the "EXCHANGE OFFER") to exchange one unit (the "UNIT") consisting of one share of common stock, $.01 par value per share and one warrant to purchase 3.59662 shares of common stock ("EXCHANGE WARRANT") for each one (1) outstanding share of common stock, upon the terms and subject to the conditions set forth in the Offering Circular. The term
"Expiration Date" shall mean 5:00 p.m., New York City time, on May 19, 2000, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended by the Company. Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

     This Election Notice is to be used by any Holder who elects to participate in the Exchange Offer. Delivery of this Election Notice and any other required documents must be made to the Exchange Agent.

     The term "Holder" as used herein means any person in whose name common stock are registered on the books of the Company or any other person who has obtained a properly completed stock transfer power from the registered holder.

     All Holders of common stock who wish to participate in the Exchange Offer must, prior to the Expiration Date: (1) complete, sign, and deliver this Election Notice to the Exchange Agent, in person or to the address set forth above; and (2) not withdraw his or her election to participate in the Exchange Offer.

     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance of the Election Notice validly tendered and not withdrawn and the issuance of the Exchange Warrants will be made promptly following the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Election Notices when, as and if the Company has given written notice thereof to the Exchange Agent.

     The undersigned has completed, executed and delivered this Election Notice to indicate the action the undersigned desires to take with respect to the Exchange Offer.

     PLEASE READ THE ENTIRE ELECTION NOTICE AND THE OFFERING CIRCULAR CAREFULLY BEFORE CHECKING ANY BOX BELOW. THE INSTRUCTIONS INCLUDED IN THIS ELECTION NOTICE MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFERING CIRCULAR AND THIS ELECTION NOTICE MAY BE DIRECTED TO THE INFORMATION AGENT. SEE INSTRUCTION 10.

     HOLDERS WHO WISH TO PARTICIPATE IN THE EXCHANGE OFFER MUST COMPLETE THIS ELECTION NOTICE IN ITS ENTIRETY AND COMPLY WITH ALL OF ITS TERMS.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

                    SPECIAL ISSUANCE AND MAILING INSTRUCTIONS

To be completed ONLY if Exchange Warrants are to be ISSUED in the name of someone other than the undersigned, OR to be DELIVERED to someone other than the undersigned.

                    SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS

                          (See Instruction 4, 5 and 6)

TO BE COMPLETED ONLY if Exchange Warrants are to be registered in the name(s) of someone other than the registered holder(s) set forth above in Box A.


ISSUE TO:
         ------------------------------------------------------------------
                             (Please print or type)
Name(s):
         ------------------------------------------------------------------

Address:
         ------------------------------------------------------------------
                               (street and number)

         ------------------------------------------------------------------
                           (city, state and zip code)

         ------------------------------------------------------------------
                            Tax Identification Number

                       (Also complete Substitute Form W-9)


                          SPECIAL MAILING INSTRUCTIONS
                          (See Instruction 4, 5 and 6)

TO BE COMPLETED ONLY if Exchange Warrants are to be delivered to the registered holder(s) or someone other than the registered holder(s) at an address other than that set forth above in Box A.

MAIL TO:
         ------------------------------------------------------------------
                             (Please print or type)
Name(s):
         ------------------------------------------------------------------

Address:
         ------------------------------------------------------------------
                               (street and number)

         ------------------------------------------------------------------
                           (city, state and zip code)

                            IMPORTANT TAX INFORMATION

PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO MAY SUBJECT YOU TO 31% FEDERAL INCOME TAX WITHHOLDING.

                                      BOX D

                               SUBSTITUTE FORM W-9

PART 1 - Please provide the Taxpayer Identification Number ("TIN") of the person submitting this Letter of Transmittal in the box at right and certify by signing and dating below.
                                 Social Security Number   PART II - Exempt Payee
                                 ----------------------   ----------------------

                                 ----------------------   ----------------------
                                     or Employer
                                 Identification Number

CERTIFICATION - Under penalties of perjury, the undersigned hereby certifies the following:

(1) The TIN shown in part I above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN; and

(2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee under the attached guidelines.

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are no longer subject to backup withholding.

Signature: ________________________                    Date: ___________________

              NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ
                      ACCOMPANYING INSTRUCTIONS CAREFULLY.


NOTE: ALL SHAREHOLDERS MUST SIGN IN THE SPACE PROVIDED BELOW.


-------------------------------------   ----------------------------------------
  (Signature(s) of Shareholder(s))          (Signature(s) of Shareholder(s))


Dated: ________________________, 2000


(Must be signed by the registered Holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorneys-in-fact, executors, administrators, trustees, guardians, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4 attached hereto.)

Name(s):
         ------------------------------------------------------------------
                                 (Please Print)
Capacity:
         ------------------------------------------------------------------
Address:
         ------------------------------------------------------------------
Telephone Number:
                  ---------------------------------------------------------
(Taxpayer Identification or Social Security Number):
                                                     ----------------------


            PLEASE NOTE THAT UNDER CERTAIN CIRCUMSTANCES SIGNATURE(S)
                               MUST BE GUARANTEED
                               (SEE INSTRUCTION 3)

Signature(s) Guaranteed:   _____________________________

By:                        _____________________________

     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with members in an approved signature guaranty medallion program) pursuant to the Securities and Exchange Commission Rule 17Ad-15.

                                  INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. GUARANTEE OF SIGNATURES. Signatures on this Election Notice need not be guaranteed if (a) this Election Notice is signed by the registered Holder(s) of the Participating Shares and such Holder(s) have not completed the box set forth herein entitled "Special Registration Instructions" or the box entitled "Special Delivery Instructions" or (b) such Participating Shares are for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "ELIGIBLE INSTITUTION"). See Instruction 6. Otherwise, all signatures on this Election Notice or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution.

2. DELIVERY OF THIS ELECTION NOTICE. A properly completed and duly executed copy of this Election Notice and any other documents required by this Election Notice, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Election Notice and all other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. In all cases, sufficient time should be allowed to ensure timely delivery. NO ELECTION NOTICE OR COMMON STOCK SHOULD BE SENT TO THE COMPANY.

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Election Notices, and withdrawal of tendered Election Notices will be determined by the Company in its sole discretion, which determination will be final and binding. All tendering Holders, by execution of this Election Notice (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Election Notice. The Company reserves the absolute right to reject any and all Election Notices not properly tendered or any Election Notices the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Election Notices. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Election Notice) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Election Notices must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Election Notices, nor shall any of them incur any liability for failure to give such notification. Tenders of Election Notices will not be deemed to have been made until such defects or irregularities have been cured to the Company's satisfaction or waived. Any Election Notices received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders pursuant to the Company's determination, unless otherwise provided in this Election Notice as soon as practicable following the Expiration Date. The Exchange Agent has no fiduciary duties to the Holders with respect to the Exchange Offer and is acting solely on the basis of directions of the Company.

3. INADEQUATE SPACE. If the space provided is inadequate, the certificate numbers and the number of Participating Shares should be listed on a separate signed schedule attached hereto.

4. TENDER BY HOLDER. Only a Holder of common stock may tender an Election Notice in the Exchange Offer. Any beneficial owner of common stock who is not the registered Holder and who wishes to participate should arrange with such registered holder to execute and deliver this Election Notice on such beneficial owner's behalf or must, prior to completing and executing this Election Notice and delivering his or her Election Notice, either make appropriate arrangements to register ownership of the common stock in such beneficial owner's name or obtain a properly completed stock transfer power from the registered holder or properly endorsed certificates representing such common stock.

5. PARTIAL TENDERS; WITHDRAWALS. If less than the entire number of shares held by the Holder is participating, the Holder should fill in the number of Participating Shares in the fourth column of the applicable box entitled "Description of Common Stock" above. The entire number of all shares of common stock held by the Holder will be deemed to have been tendered unless otherwise indicated. If the entire number of shares of all common stock is not tendered, then a certificate representing Exchange Warrants with respect only to Participating Shares will be issued and delivered to the Holder.

Except as otherwise provided herein, tenders of Election Notices may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of an Election Notice in the Exchange Offer, a written notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (1) specify the name of the person having delivered the Election Notice to be withdrawn (the "DEPOSITOR"),
(2) identify the Election Notice to be withdrawn, including the certificate number or numbers and number of Participating Shares, (3) be signed by the Depositor in the same manner as the original signature on the Election Notice by which such Election Notice was tendered or be accompanied by documents of transfer sufficient to have the Registrar with respect to the common stock register the transfer of such common stock into the name of the person withdrawing the tender and (4) specify the name in which any such common stock are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such Election Notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Election Notices so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Warrants will be issued with respect thereto unless the Election Notices so withdrawn are validly retendered. Any Election Notice which has been tendered but which is not accepted for exchange by the Company will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Election Notices may be retendered by following one of the procedures described in the Offering Circular under "The Exchange Offer--Procedures for Tendering Election Notices" at any time prior to the Expiration Date.

6. SIGNATURES ON THE ELECTION NOTICE. If this Election Notice is signed by the registered holder(s) of the Participating Shares, the signature must correspond with the name(s) as written on the face of the common stock Certificate without alteration, enlargement or any change whatsoever. If any of the Participating Shares are owned of record by two or more joint owners, all such owners must sign this Election Notice. If a number of shares of Participating Shares are registered in different names, it will be necessary to complete, sign and submit as many copies of this Election Notice as there are different registrations of shares of Participating Shares. If this Election Notice is signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Election Notice.

7. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the federal income tax laws, payments that may be made by the Company with respect to Exchange Warrants issued pursuant to the Exchange Offer, or common stock issued upon exercise of the Exchange Warrants, may be subject to backup withholding at the rate of 31%. In order to avoid such backup withholding, each tendering Holder should complete and sign the Substitute Form W-9 included in this Election Notice and either (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct and that (1) the Holder has not been notified by the Internal Revenue Service the ("IRS") that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the IRS has notified the Holder that the Holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the tendering Holder has not been issued a TIN and has applied for one, or intends to apply for one in the near future, such Holder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9, sign and date the Substitute Form W-9 and sign the Certificate of Payee Awaiting Taxpayer Identification Number. If "Applied For" is written in Part 1, the Company shall retain 31% of payments made to the tendering Holder during the 60-day period following the date of the Substitute Form W-9. If the Holder furnishes the Exchange Agent or the Company with its TIN within 60 days after the date of the Substitute Form W-9, the Company (or the Paying Agent) shall remit such amounts retained during the 60-day period to the Holder and no further amounts shall be retained or withheld from payments made to the Holder thereafter. If, however, the Holder has not provided the Exchange Agent or the Company with its TIN within such 60-day period, the Company (or the Paying Agent) shall remit such previously retained amounts to the IRS as backup withholding. In general, if a Holder is an individual, the TIN is the Social Security number of such individual. If the Exchange Agent or the Company are not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Common Stock are registered in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Failure to complete the Substitute Form W-9 will not, by itself, cause Election Notices to be deemed invalidly tendered, but may require the Company (or the Paying Agent) to withhold 31% of the amount of any payments made on account of the Exchange Warrants or the common stock issued upon exercise of the Exchange Warrants. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

8. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of Units pursuant to the Exchange Offer. If, however, Participating Shares are registered in the name of a person other than the person signing this Election Notice, or if a transfer tax is imposed for any reason other than the exchange of Units pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or on any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Election Notice, the amount of such transfer taxes will be billed directly to such tendering Holder. See the Offering Circular under "The Exchange Offer--Expenses."

Except as provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the Participating Shares listed in this Election Notice.

9. WAIVER OF CONDITIONS. The Company reserves the right, in its sole discretion, to amend, waive or modify specified conditions in the Exchange Offer in the case of any Election Notice tendered.

10. REQUESTS FOR ASSISTANCE, COPIES. Requests for assistance and requests for additional copies of the Offering Circular or this Election Notice may be directed to the Exchange Agent or the Information Agent at their respective addresses specified in the Offering Circular. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                            IMPORTANT TAX INFORMATION

Under federal income tax laws, a Holder whose tendered Election Notice is accepted is required to provide such Holder's correct TIN on Substitute Form W-9 above or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments with respect to the Exchange Warrants, or the common stock issued upon exercise of the Exchange Warrants, may be subject to backup withholding.

Certain Holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt Holders should indicate their exempt status on Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

If backup withholding applies, 31% of dividend payments made with respect to the common stock issued upon exercise of the Exchange Warrants will be withheld. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

To prevent backup withholding on payments made with respect to the common stock issued upon exercise of the Exchange Warrants, the Holder is required to provide either (a) the Holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN) and that (1) the Holder has been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding or (b) an adequate basis for exemption.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the registered Holder of the common stock. If the common stock are held in more than one name or are held not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.